Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Andreas Ttofi, certify that:

1. I have reviewed this Post-Effective Amendment No. 4 to the Registration Statement on Form F-1 of Davion Healthcare PLC (the “Company”);

2. Based on my knowledge, this registration statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

3. Based on my knowledge, the financial statements, and other financial information included in this registration statement, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this registration statement;

4. The Company’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting and have:

5. (a) Designed such disclosure controls and procedures;

6. (b) Designed such internal control over financial reporting in accordance with IFRS;

7. (c) Evaluated the effectiveness of disclosure controls and procedures;

8. (d) Disclosed any changes in internal control over financial reporting;

9. The Company’s other certifying officer(s) and I have disclosed all significant deficiencies, material weaknesses, and fraud to auditors and the audit committee.

Date: April 6, 2026

/s/ Andreas Ttofi

Andreas Ttofi

Chief Financial Officer

Davion Healthcare PLC